UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Filed by a Party other than the Registrant [  ]

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[  ] Soliciting Material Pursuant to §240.14a-12

The York Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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The York Water Company
Investor Owned Since 1816

March 21, 2011

PLEASE VOTE YOUR SHARES!!!

New SEC rules have changed how shares held in brokerage accounts are voted in director elections and on non-routine proposals.  If you own shares through a brokerage account and do not vote your shares, your brokerage firm can no longer vote them for you.  As a result, it is more difficult to achieve the necessary quorum and to obtain a majority of votes.  Therefore, it is very important to vote for all proposals on the enclosed proxy.

Management recommends that you vote “FOR” proposals 1 – 3 and select “3 YEARS” on Proposal 4.

There are three easy ways to vote your shares after you’ve reviewed the proxy materials:

Mail	Internet	Phone
Just fill out and mail in the attached proxy card in the pre-stamped envelope.	Go to website: www.proxyvote.com Have your “control number” in hand. Follow the simple directions.	Call 1-800-690-6903 Have your “control number” in hand. Follow the simple directions

Or you can vote in person: Bring the proxy card and photo ID to the Annual Meeting at 1:00 PM on Monday, May 2, 2011 at the Strand-Capitol Performing Arts Center, 50 N. George St., York, PA 17401.  Free parking will be available in the garage at 17 West Philadelphia St. in York.

However, we prefer that you mail, internet, or phone vote as soon as possible so that we can count your vote! Once you’ve done that, you’re still welcome to attend the Annual Meeting!

Would you like to join us for lunch? Lunch is between12 noon and 1 PM.
Please RSVP with Bonnie at 1-717-718-2942 or e-mail bonnier@yorkwater.com. Directions to meeting:

FROM THE NORTH:
TAKE I-83 SOUTH TO EXIT 22 (N. GEORGE ST./ BUSINESS 83) SOUTH ON N. GEORGE ST. TO PHILADELPHIA ST. RIGHT ON PHILA. ST. TO PARKING GARAGE ON RIGHT

FROM THE SOUTH:
TAKE I-83 NORTH TO EXIT 15 (S. GEORGE ST./ BUSINESS 83) NORTH ON S. GEORGE ST. TO KING ST.  RIGHT ON KING ST. TO DUKE ST.  LEFT ON DUKE ST. TO PHILADELPHIA ST.  LEFT ON PHILADELPHIA ST. TO PARKING GARAGE ON RIGHT

FROM EAST OR WEST:
TAKE RT. 30 TO N. GEORGE ST. (BUSINESS 83) SOUTH ON N. GEORGE ST. TO PHILADELPHIA ST. RIGHT ON PHILA. ST. TO PARKING GARAGE ON RIGHT

The York Water Company values your vote of confidence in our 195 year old company!

Thank you in advance for voting your shares! This will save us from having to contact you in the next couple of weeks and reminding you to vote! If you have any questions, please call our Investor Relations Administrator, Bonnie Rexroth, at 717-718-2942.

Sincerely,

/s/ Jeffrey R. Hines

Jeffrey R. Hines, P.E.
President and Chief Executive Officer

THE YORK WATER COMPANY	130 EAST MARKET STREET, P O BOX 15089	YORK, PENNSYLVANIA 17405-7089
TEL. (717)845-3601	FAX (717) 852-0058	www.yorkwater.com